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                                  EXHIBIT 99.4


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        AVEMCO CORPORATION
        PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
        SOLICITED BY THE BOARD OF DIRECTORS
        JUNE 17, 1997

        The undersigned hereby appoints each of William P. Condon, John R. Yuska and Thomas H. Chero proxies with full power of substitution, with the powers (each having full power to act without the other) the undersigned would possess if personally present, to vote, as designated below, all shares of the $.10 par value Common Stock held by the undersigned in AVEMCO Corporation (the "Company") at the Special Meeting of Shareholders to be held on June 17, 1997 (the "Special Meeting"), and at any adjournments or postponements or thereof.

        This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR Proposal 1 below unless otherwise indicated.

        You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE. The Proxies cannot vote your shares unless you sign and return this card.

        (continued and to be SIGNED on the other side)
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                           (continued from other side)

       [X] Please mark your votes as in this example.

        1. The approval and adoption of the Agreement and Plan of Reorganization, dated as of February 28, 1997 by and among the Company, HCC Insurance Holdings, Inc. and Merger Sub #4, Inc.

               [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

        2. In their discretion, the Proxies are authorized to vote upon any other matter that may come before the Special Meeting or any adjournments or postponements thereof.

           This Proxy, if properly executed, will be voted in accordance with the undersigned's direction as set forth herein. If no direction is made, this Proxy will be voted FOR Proposal 1. This Proxy may be revoked in writing prior to its exercise. The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares.

                                        NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                        OR NAMES APPEAR HEREON. JOINT OWNERS
                                        SHOULD EACH SIGN PERSONALLY. WHEN
                                        SIGNING AS AN ATTORNEY, EXECUTOR,
                                        TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR
                                        FULL TITLE AS SUCH.


                                        Dated: _________________________ , 1997

                                        _______________________________________
                                                        Signature

                                        _______________________________________
                                                 Signature (see note above)


                                        IMPORTANT: PLEASE SIGN, DATE AND
                                        RETURN PROMPTLY

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